As filed with the Securities and Exchange Commission on February 24, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE RESOURCE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)
Delaware	73-1564280
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Amended and restated Alliance Coal, LLC 2000 Long-Term Incentive Plan

(Full title of the plan)

R. Eberley Davis

1717 South Boulder Avenue, Suite 400

Tulsa, Oklahoma 74119

(Name and address of agent for service)

(918) 295-7600

(Telephone number, including area code, of agent for service)

Copies to:

David P. Oelman

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713)-758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is being filed for the purpose of registering the offer and sale of an additional 8,300,000 shares of common units, representing partnership interests of limited partners (the "Common Units") that may be issued pursuant to the Amended and Restated Alliance Coal, LLC 2000 Long-Term Incentive Plan of Alliance Coal, LLC (as amended from time to time, the "Plan"). Except as otherwise set forth below, the contents of the registration statements on Forms S-8 previously filed with the Securities and Exchange Commission (the "Commission") on each of April 1, 2002 (File No. 333-85258) and March 3, 2010 (File No. 333-165168), which registered the offer and sale of 730,000 units and an additional 2,400,000 units, respectively, of Common Units under the Plan, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Alliance Resource Partners, L.P. (the "Registrant") will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 18, 2022, November 18, 2022, December 12, 2022, and January 20, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K);
(c)	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2022, August 8, 2022, and November 7, 2022;
(d)	All other reports, if any, filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and
(e)	Description of the Registrant’s Securities registered under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-K (File No. 000-26823), filed with the Commission on February 25, 2022).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Exhibit Description
4.1

Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26823), filed with the Commission on July 28, 2017).

4.2

Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (incorporated by reference to Exhibit 3.9 to the Registrant’s Current Report on Form 10-K (File No. 000-26823), filed with the Commission on February 23, 2018).

4.3

Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 000-26823), filed with the Commission on June 6, 2018).

4.4

Amendment No. 3 to the Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (File No. 000-26823), filed with the Commission on June 6, 2018).

4.5

Form of Common Unit Certificate (incorporated by reference to Exhibit A to the Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26823), filed with the Commission on July 28, 2017).

4.6

Indenture by and among Alliance Resource Operating Partners, L.P. and Alliance Resource Finance Corporation, as issuers, Alliance Resource Partners, L.P., as parent, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26823) filed with the Commission on April 24, 2017).

4.7	Form of 7.500% Senior Note due 2025 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26823) filed with the Commission on April 24, 2017).
4.8

Description of the Registrant’s Securities registered under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-K (File No. 000-26823), filed with the Commission on February 25, 2022).

4.9

Sixth Amendment to the Amended and Restated Alliance Coal, LLC 2000 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 000-26823 ) filed with the Commission on November 18, 2022).

5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement)
23.3*	Consent of Ernst & Young LLP
23.4*	Consent of Netherland, Sewell & Associates, Inc.

23.5*	Consent of RESPEC
24.1*	Power of Attorney (included in the signature page of this Registration Statement)
107.1*	Calculation of Filing Fee Tables

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, Oklahoma on February 24, 2023.

ALLIANCE RESOURCE PARTNERS, L.P.

By:	/s/ Joseph W. Craft III
Name:	Joseph W. Craft III
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Eberley Davis and Cary P. Marshall each as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 24, 2023.

Signatures	Title

/s/ Joseph W. Craft III	President, Chief Executive Officer and Chairman of the Board of Directors
Joseph W. Craft III	(Principal Executive Officer)

/s/ Brian L. Cantrell	Senior Vice President and Chief Financial Officer
Brian L. Cantrell	(Principal Financial Officer)

/s/ Megan J. Cordle	Vice President, Controller and Chief Accounting Officer
Megan J. Cordle	(Principal Accounting Officer)

/s/ Robert J. Druten
Robert J. Druten	Director

/s/ John H. Robinson
John H. Robinson	Director

/s/ Wilson M. Torrence
Wilson M. Torrence	Director

/s/ Nick Carter
Nick Carter	Director